Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2026, relating to the financial statements of Vectren Energy Delivery of Ohio, LLC appearing in the Current Report on Form 8-K of National Fuel Gas Company filed on May 26, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

August 11, 2026